Exhibit 107

Calculation of Filing Fee Table

Schedule 13E-3

(Form Type)

Franchise Group, Inc.

Freedom VCM, Inc.

Freedom VCM Subco, Inc.

Freedom VCM Holdings, LLC

Freedom VCM Interco Holdings, Inc.

Brian R. Kahn

Vintage Opportunity Partners, L.P.

Vintage Capital Management LLC

Brian Kahn and Lauren Kahn Joint Tenants by Entirety

Andrew Laurence

B. Riley Financial, Inc.

(Exact Name of Registrant and Name of Persons Filing Statement)

Table 1 – Transaction Valuation

	Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	$704,325,500.72 (1)	0.0001102	$77,616.67(2)
Fees Previously Paid	$77,616.67		$77,616.67(3)
Total Transaction Valuation	$704,325,500.72
Total Fees Due for Filing			$0
Total Fees Previously Paid			$77,616.67
Total Fee Offsets			$77,616.67
Net Fee Due			$0

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		PREM 14A	001-35588	June 7, 2023		$77,616.67
Fee Offset Sources	Franchise Group, Inc.	PREM 14A	001-35588		June 7, 2023		$77,616.67(3)

(1)	Estimated solely for the purposes of calculating the filing fee, as of June 6, 2023, the underlying value of the transaction was calculated based on the sum of (a) the product of 22,367,791 shares of common stock, par value $0.01 per share (“FRG Common Stock”), of Franchise Group, Inc. (the “Company”) multiplied by the per share merger consideration of $30.00 (the “Per Share Merger Consideration”); (b) the product of 216,376 shares of FRG Common Stock underlying the outstanding Company stock options multiplied by $20.72 (which is the difference between the Per Share Merger Consideration and the weighted average exercise price of the Company stock options of $9.28); and (c) the product of 960,282 shares of FRG Common Stock underlying outstanding restricted stock units, which may be entitled to receive the Per Share Merger Consideration, multiplied by the Per Share Merger Consideration.

(2)	The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1), was calculated by multiplying $704,325,500.72 by 0.0001102.

(3)	The Company previously paid $77,616.67 upon the filing of its Preliminary Proxy Statement on Schedule 14A on June 7, 2023 in connection with the transaction reported hereby.